                              PULTE CORPORATION
     EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (000's omitted, except per share data)

                                                                     Year ended December 31,
                                                      ----------------------------------------------------
                                                        1998      1997        1996       1995       1994
                                                      --------  ---------  ---------   --------   --------
Basic:
   Numerator:
      Net income ..................................   $102,183   $ 52,761   $179,643   $ 58,346   $162,768
                                                      ========   ========   ========   ========   ========
   Denominator:
      Weighted average common shares outstanding ..     42,984     43,510     49,852     54,148     55,112
                                                      ========   ========   ========   ========   ========
      Net income per share ........................   $   2.38   $   1.21   $   3.60   $   1.08   $   2.95
                                                      ========   ========   ========   ========   ========

Assuming dilution:
   Numerator:
      Net income ..................................   $102,183   $ 52,761   $179,643   $ 58,346   $162,768
                                                      ========   ========   ========   ========   ========
   Denominator:
      Weighted average common shares outstanding ..     42,984     43,510     49,852     54,148     55,112
      Effect of dilutive securities - stock options        900        398        452        696        596
                                                      --------   --------   --------   --------   --------
        Total .....................................     43,884     43,908     50,304     54,844     55,708
                                                      ========   ========   ========   ========   ========
      Net income per share ........................   $   2.33   $   1.20   $   3.57   $   1.06   $   2.92
                                                      ========   ========   ========   ========   ========


                                     82